                                                                     Exhibit 4.4

                          GST TELECOMMUNICATIONS, INC.
                 1999 SUPPLEMENTAL EMPLOYEE STOCK PURCHASE PLAN


1. PURPOSES OF THE PLAN. The purposes of this Plan are:

      - to assist in retaining the best available personnel for positions of substantial responsibility,

      -     to provide additional incentive to Eligible Employees, and

      -     to promote the success of the Company's business.

      -     Rights granted under the Plan will be Nonstatutory Stock Options.

2. DEFINITIONS. As used herein, the following definitions shall apply:

      (a) "ACCOUNT" with respect to a Right Holder means the account maintained by the Company to hold any contribution or payroll deduction of that Right Holder under the ESPP;

      (b) "ADMINISTRATOR" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan;

      (c) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, Canadian federal corporate law, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Rights are, or will be, granted under the Plan;

      (d)   "BOARD" means the Board of Directors of the Company;

      (e)   "CODE" means the U.S. Internal Revenue Code of 1986, as amended;

      (f) "COMMITTEE" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan;

      (g)   "COMMON SHARES" means the Common Shares of the Company;

      (h) "COMPANY" means GST Telecommunications, Inc., a Canadian corporation;

      (i)   "DIRECTOR" means a member of the Board of Directors of the Company;

      (j)   "ELIGIBLE EMPLOYEE" means any person, including Officers who:

            (i) is employed by the Company or any Parent or Subsidiary of the Company;

            (ii) was a participant in the ESPP for the Relevant Offering Period; and

            (iii) after completion of the Relevant Offering Period, has funds left in his account.

      (k) "ESPP" means the 1996 Employee Stock Purchase Plan of the Company, in effect as of March 31, 1999;

      (l) "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended;

      (m)   "EXERCISE PRICE" has the meaning as set out in Section 9 hereunder;

      (n) "FAIR MARKET VALUE" shall mean, as of any date, the value of Common Shares determined as follows:

            (i) If the Common Shares are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the weighted average trading price for such shares for the five Trading Days immediately before the date of such determination and if the Common Shares are listed on more than one exchange, the Fair Market Value shall be the weighted average trading price for such shares for the five Trading Days immediately before the date of such determination as quoted on the exchange which is the primary exchange for the trading of the Common Shares, or;

            (ii) If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Shares on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (iii) In the absence of an established market for the Common Shares, the Fair Market Value thereof shall be determined in good faith by the Board.

      (o) "NOTICE OF GRANT" means a written or electronic notice evidencing certain terms and conditions of an individual Right grant. The Notice of Grant is part of the Right and Exercise Agreement;

      (p) "OFFICERS" means a person who is an officer of the Company within the meaning of Section 16 of the EXCHANGE ACT and the rules and regulations promulgated thereunder;

      (q) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code;

      (r)   "PLAN" means this 1999 Supplemental Employee Stock Plan;

      (s) "RELEVANT BALANCE" has the meaning as set out in Section 6(a) hereunder;

      (t) "RELEVANT OFFERING PERIOD" means the offering period under the ESPP which commenced on October 1, 1998 and ending on March 31, 1999;

      (u) "RIGHT" means a nonstatutory stock option granted pursuant to the Plan, that is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder;

      (v) "RIGHT AND EXERCISE AGREEMENT" means an agreement between the Company and a Right Holder evidencing the terms and conditions of an individual Right grant and the immediate exercise thereof. The Right and Exercise Agreement is subject to the terms and conditions of the Plan;

      (w) "RIGHT HOLDER" means the holder of an outstanding Right granted under the Plan;

      (x)   "RIGHT STOCK" means the Common Shares subject to an Right;

      (y) "SERVICE PROVIDERS" means an Employee, including an Officer or Director;

      (z) "SHARE" means a Common Share, as adjusted in accordance with Section 12 of the Plan;

      (aa) "SHARE COMPENSATION ARRANGEMENT" means any stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares to one or more Service Providers, including a share purchased from treasury which is financially assisted by the Company by way of loan, guarantee or otherwise;

      (ab) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      (ac) "TRADING DAY" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

      3. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be reserved for issuance and sold under the Plan is 150,000 Shares.

      4.    ADMINISTRATION OF THE PLAN.

            (a) ADMINISTRATION. The Plan shall be administered by (i) the Board or (ii) a Committee, which committee shall be constituted to satisfy Applicable Laws;

            (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                  (i)   to determine the Fair Market Value of the Common Shares;

                  (ii) to select the Eligible Employees to whom Rights may be granted hereunder;

                  (iii) to determine whether and to what extent Rights are
                        granted hereunder;

                  (iv) to determine the number of Common Shares to be covered by each Right granted hereunder;

                  (v)   to approve forms of agreement for use under the Plan;

                  (vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder;

                  (vii) to construe and interpret the terms of the Plan and
                        awards granted pursuant to the Plan;

                  (viii) to authorize any person to execute on behalf of the
                        Company any instrument required to effect the grant or exercise of a Right previously granted by the Administrator;

                  (ix) subject to the provisions of this Plan, to determine the terms and restrictions applicable to Rights; and

                  (x) to make all other determinations deemed necessary or advisable for administering the Plan.

            (c) EFFECT OF ADMINISTRATOR'S DECISION. The Administrator's decisions, determinations and interpretations shall be final and binding on all Right Holders and any other holders of Rights.

5. ELIGIBILITY. Rights may be granted only to Eligible Employees.

6. LIMITATIONS.

            (a) No Right may be granted to an Eligible Employee which would entitle the Right Holder to purchase more than that number of whole Shares determined by dividing the amount of funds held in the Account for the benefit of the Right Holder on March 31, 1999 after deducting the funds for purchase of Common Shares under the ESPP for the Relevant Offering Period (the "Relevant Balance") by the applicable Exercise Price;

            (b) Neither the Plan nor any Right shall confer upon a Right Holder any right with respect to continuing the Right Holder's relationship as an employee with the Company, nor shall they interfere in any way with the Right Holder's right or the Company's right to terminate such relationship at any time, with or without cause;

            (c) Notwithstanding any provision hereunder, the maximum aggregate number of Shares subject to Rights granted under this Plan and any other Share Compensation Arrangement held by any one person shall not exceed that number of Shares equal to five percent (5%) of the outstanding Shares of the Company;

            (d) No right may be granted to an insider (as such term is defined in the Company Manual of The Toronto Stock Exchange) if such grant could result, at any time, in their being:

                  (i) reserved for issuance pursuant to Rights granted to insiders such number of Shares of the Company as would exceed ten percent (10%) of the outstanding Shares;

                  (ii) issued to insiders under this Plan or any other Share Compensation Arrangement, within a one-year period, such number of Shares as would exceed ten percent (10%) of the outstanding Shares; or

                  (iii) issued under this Plan or any other Share Compensation
                        Arrangement to any one insider and such insider's associates (as such term is defined in the Company Manual of The Toronto Stock Exchange), within a one-year period, such number of Shares as would exceed five percent (5%) of the outstanding Shares;

                        unless the Plan is approved by a majority of the votes cast at a meeting of the Company's shareholders in accordance with all applicable requirements of the Stock Exchanges, including The Toronto Stock Exchange, other than votes attaching to securities beneficially owned by:

                  (iv) insiders to whom Shares may be issued pursuant to the Plan; and

                  (v) associates of such insiders. For the purpose of such shareholder approval, holders of non-voting and subordinate voting Shares (as defined in Appendix E to the Company Manual of The Toronto Stock Exchange) may be entitled to vote with the holders of any class of shares of the Company which otherwise carry greater voting rights, on a basis proportionate to their respective residual equity interested in the Company

            (e)   For the purpose of the limitations set forth in subsections
                  (d):

                  (i) any entitlement to acquire Shares granted pursuant to this Plan or any other Share Compensation Arrangement prior to the Right Holder becoming an insider is to be excluded; and

                  (ii) the number of Shares outstanding is to be determined on a non-diluted basis and on the basis of the number of Shares outstanding at the time of the reservation or issuance, as the case may be, excluding Shares issued under this Plan or any other Share Compensation Arrangement over the preceding one-year period.

7. TERM OF PLAN. The Plan shall become effective upon its adoption by the Board. No Rights may be exercised under the Plan until the business day after the later of the dates on which the Company obtains:

                  (i) approval of the Plan from the shareholders of the Company; and

                  (ii) necessary approval from regulatory authorities, including The Toronto Stock Exchange.

      The Plan shall continue in effect until March 31, 2000, unless sooner terminated under Section 14 of the Plan.

8. TERM OF RIGHT. The term of each Right shall be for 30 days from the date of grant of such Right.

9.    RIGHT EXERCISE PRICE AND CONSIDERATION.

            (a) EXERCISE PRICE. The per share exercise price for the Shares (the "Exercise Price") to be issued pursuant to exercise of a Right shall be the lesser of (i)

                  US $4.83; and (ii) 85% of the Fair Market Value of the Common Shares on March 31, 1999; and

            (b) FORM OF CONSIDERATION. Upon a Right being exercised pursuant to Article 10 hereof, the aggregate Exercise Price for the Shares subject to the Right being exercised shall be paid to the Company by applying the Relevant Balance in the Account of the Right Holder whose Right is being exercised pursuant to this Plan. For greater certainty, in the event of the Relevant Balance is not sufficient to permit the exercise of the Right in full, the Right may only be exercised to the extent of the Relevant Balance in the Account of the Right Holder. The Right Holder shall not be entitled to pay for the aggregate Exercise Price for the Shares in any manner other than specified in this Section 9(b).

10.   EXERCISE OF RIGHT.

            (a) PROCEDURE FOR EXERCISE. Any Right granted hereunder shall be exercisable according to the terms of the Plan. A Right may not be exercised for a fraction of a Share. A Right shall be exercised by a Right Holder by executing and delivering to the Company the Right and Exercise Agreement.

            (b) RIGHTS AS A SHAREHOLDER. Shares issued upon the exercise of a Right shall be issued in the name of the Right Holder or, if requested by the Right Holder, in the name of the Right Holder and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Right Stock, notwithstanding the exercise of the Right. The Company shall issue (or cause to be issued) such Shares promptly after the Right is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

      Exercising a Right in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Right, by the number of Shares as to which the Right is exercised.

            (c) TERMINATION OF EMPLOYMENT. If a Right Holder ceases to be an Eligible Employee for any reason, including death, all Rights held by the Right Holder shall immediately expire.

11. NON-TRANSFERABILITY OF RIGHTS. A Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner.

12.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET
      SALE.

            (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the number of Common Shares covered by each Right that has not yet been exercised and the number of Common Shares that have been authorized for issuance under the Plan but have not yet been placed under any Right (collectively, the "Reserves"), as well as the price per Common Share covered by each Right that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except expressly provided herein, no issue by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Shares subject to a Right.

            (b) LIQUIDATION, DISSOLUTION, SALE OF ASSETS OR MERGER. In the event of the proposed dissolution or liquidation of the Company, all Rights shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that all Rights shall terminate as of a date fixed by the Board and give each Right Holder the right to exercise his Right as to all or any part thereof, including shares as to which a Right would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, a Right shall be assumed or an equivalent Right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation refuses to assume the Rights or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide the Right Holder to have the right to exercise the Rights in full, including as to Common Shares that would not otherwise then be purchasable. If the Board makes a Right fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Right Holder that the Right shall be fully exercisable for a period of 30 days after the date of such notice, and the Right shall terminate upon the expiration of such period.

      The Board may, if it so determines in the exercise of its sole discretion, also make provisions for adjusting the Reserves, as well as the price per Common Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of its outstanding Common Shares, and in the event of the Company being consolidated with or merged into any other corporation.

13. DATE OF GRANT. The date of grant of a Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Right Holder within a reasonable time after the date of such grant.

14.   AMENDMENT AND TERMINATION OF THE PLAN.

            (a) AMENDMENT AND TERMINATION. Subject to regulatory approval, the Board may at any time amend, alter, suspend or terminate the Plan;

            (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws; and

            (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Right Holder, unless mutually agreed otherwise between the Right Holder and the Administrator, which agreement must be in writing and signed by the Right Holder and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

15.   CONDITIONS UPON ISSUANCE OF SHARES.

            (a) LEGAL COMPLIANCE. No Shares shall be issued pursuant to the exercise of a Right unless the exercise of such Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance;

            (b) PROSPECTUS AND REGISTRATION EXEMPTIONS. The Company shall not be required to issue any Shares upon exercise of a Right unless the issuance thereof is exempt from the requirement for the Company to prepare and file a prospectus or registration statement under Applicable Law to qualify the distribution thereof and is exempt from the requirement to effect any such trade through a securities dealer or for the Company to seek registration therefore; and

            (c) INVESTMENT REPRESENTATIONS. As a condition to the exercise of a Right the Company may require the person exercising such Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. REGULATORY APPROVAL. The Company will seek approval of the Plan by all applicable regulatory authorities (including the relevant stock exchanges).

                          GST TELECOMMUNICATIONS, INC.

                      1999 SUPPLEMENTAL EMPLOYEE STOCK PLAN

                          RIGHT AND EXERCISE AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Right and Exercise Agreement.

I.    NOTICE OF RIGHT GRANT

[RIGHT HOLDER'S NAME AND ADDRESS]

You have been granted a right to purchase Common Shares of the Company, subject to the terms and conditions of the Plan and this Right and Exercise Agreement (hereunder referred to as "this Agreement"), as follows:

Grant Number
                                                  -----------------------------

Date of Grant
                                                  -----------------------------

Vesting Commencement Date
                                                  -----------------------------

Exercise Price per Share                         $
                                                  -----------------------------


Total Number of Shares Granted
(hereunder referred to as the "Right
Shares")
                                                  -----------------------------


Total Exercise Price                             $
                                                  -----------------------------

Type of Right                                    Nonstatutory Stock Option

Term/Expiration Date
                                                  -----------------------------

VESTING SCHEDULE:

Subject to the Right Holder continuing to be an Eligible Employee on such dates, this Right shall vest and become exercisable immediately.

TERMINATION PERIOD:

This Right may be exercised for a period of 30 days from the date of grant. In the event that such Right is not exercised by the 30th day after the date of grant, it will expire. No Right may be exercised until the business day after the later of the dates on which the

Company obtains: (i) approval of the Plan from the shareholders of the Company; and (ii) necessary approval from regulatory authorities, including the Toronto Stock Exchange. By executing this Agreement the Right Holder will be exercising the Right pursuant to the term hereunder.

II.      AGREEMENT

1. GRANT OF RIGHT. The Plan Administrator of the Company hereby grants to the Right Holder named in the Notice of Grant attached as Part I of this Agreement (the "Right Holder") a right (the "Right") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Right and Exercise Agreement, the terms and conditions of the Plan shall prevail.

2.    EXERCISE OF RIGHT.

      (a) RIGHT TO EXERCISE. This Right is exercisable during its term in accordance with the applicable provisions of the Plan and this Right and Exercise Agreement;

      (b) METHOD OF EXERCISE. This Right is exercisable by the Right Holder executing and delivering this Agreement. By executing and delivery of this Agreement, the Right Holder, subject to Section 2(c) below, elects to purchase all the Right Shares (the "Exercised Shares") pursuant to the Plan and this Agreement. The execution and delivery of this Agreement shall amount to an irrevocable instruction to the Company to withdraw, apply and use the Relevant Balance in the Account of the Right Holder to satisfy in full the aggregate Exercise Price as to all Exercised Shares. This Right shall be deemed to be exercised upon receipt by the Company of such aggregate Exercise Price.

      (c) In the event that the Relevant Balance is not sufficient to satisfy the aggregate Exercise Price for purchasing all the Right Shares, then the Right Holder hereby agrees that the Right will be exercised to purchase the whole number of Common Shares calculated by dividing the Relevant Balance by the Exercise Price.

      No Shares shall be issued pursuant to the exercise of this Right unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Right Holder on the date the Right is exercised with respect to such Exercised Shares.

3. NON-TRANSFERABILITY OF RIGHT. This Right may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Right Holder only by the Right Holder. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Right Holder.

4. TERM OF RIGHT. This Right may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

5. TAX CONSEQUENCES. Some of the U.S. federal tax consequences relating to this Right, as of the date of this Right, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE RIGHT HOLDER SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS RIGHT OR DISPOSING OF THE SHARES.

            (a) EXERCISING THE RIGHT. The Right Holder may incur regular federal income tax liability upon exercise of an NSO. The Right Holder will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Right Holder is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Right Holder and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise;

            (b) DISPOSITION OF SHARES. If the Right Holder holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Right Holder with respect to the subject matter hereof, and may not be modified adversely to the Right Holder's interest except by means of a writing signed by the Company and Right Holder. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Washington.

7. NO GUARANTEE OF CONTINUED SERVICE. RIGHT HOLDER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF

      CONTINUED ENGAGEMENT AS A SERVICE PROVIDER, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH RIGHT HOLDER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE RIGHT HOLDER'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company's representative below, the Right Holder and the Company agree that this Right is granted and exercised under and governed by the terms and conditions of the Plan and this Agreement. Right Holder has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and Agreement. Right Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Agreement. Right Holder further agrees to notify the Company upon any change in the residence address indicated below.

RIGHT HOLDER                                 GST TELECOMMUNICATIONS, INC.



------------------------------------         ----------------------------------
Signature                                    By:


------------------------------------         ----------------------------------
Print Name                                   Title

------------------------------------
Residence Address


------------------------------------
Date